Exhibit 99.1

EXL REPORTS 2022 THIRD QUARTER RESULTS

2022 Third Quarter Revenues of $361.4 Million, up 24.5% year-over-year

Q3 Diluted Earnings Per Share (GAAP) of $1.16, up from $0.77 in Q3 of 2021

Q3 Adjusted Diluted Earnings Per Share (Non-GAAP) (1) of $1.54, up from $1.30 in Q3 of 2021

New York, NY – October 27, 2022 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading data analytics and digital operations and solutions company, today announced its financial results for the quarter ended September 30, 2022.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “EXL had a strong third quarter with revenue of $361.4 million, a 24.5% increase from the third quarter of 2021. Analytics continued to lead our growth with a 38.0% revenue increase from the third quarter of 2021. In addition, Digital Operations and Solutions revenue has significantly accelerated this year, growing by 14.8% as compared to the third quarter of 2021. Adjusted diluted earnings per share for the quarter was $1.54, an 18.5% increase year-over-year. We continue to see healthy demand across our client base for data-led solutions that enable better business decisions, embed intelligence directly into workflows and streamline operations. We are uniquely positioned to help our clients harness data, AI and the cloud to improve their profitability, boost revenue growth and enhance customer experience. Based on our outlook, we anticipate a strong finish to the year.”

Maurizio Nicolelli, Chief Financial Officer, said, “Our strong revenue growth in the quarter exceeded expectations, and drove our increase in EPS. As a result, we are increasing our revenue guidance for 2022 to be in the range of $1.39 billion to $1.40 billion, from $1.35 billion to $1.37 billion. This represents a 24% to 25% increase year-over-year on a reported basis and 21% to 22% increase year-over-year on an organic constant currency basis. We are also increasing our adjusted diluted earnings per share guidance for 2022 to $5.85 to $5.95, from $5.60 to $5.80, representing a 21% to 23% increase over 2021.”

__________________________________________________________

1.Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures.” These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: Third Quarter 2022

•Revenues for the quarter ended September 30, 2022, increased to $361.4 million compared to $290.3 million for the third quarter of 2021, an increase of 24.5% on a reported basis and 26.4% on a constant currency basis from the third quarter of 2021. Revenues increased by 4.2% sequentially on a reported basis and 4.8% on a constant currency basis, from the second quarter of 2022.

	Revenues			Gross Margin
	Three months ended			Three months ended
	September 30, 2022	September 30, 2021	June 30, 2022	September 30, 2022	September 30, 2021	June 30, 2022
Reportable Segments
	(dollars in millions)
Insurance	$116.2	$98.0	$108.5	35.4%	37.3%	34.9%
Healthcare	22.8	27.3	23.1	25.0%	37.6%	23.2%
Emerging Business	56.1	44.5	53.9	42.2%	46.8%	42.1%
Analytics	166.3	120.5	161.3	36.3%	37.3%	37.0%
Total Revenues, net	$361.4	$290.3	$346.8	36.2%	38.8%	36.2%

•Operating income margin for the quarter ended September 30, 2022, was 13.9%, compared to 14.6% for the third quarter of 2021 and 13.6% for the second quarter of 2022. Adjusted operating income margin for the quarter ended September 30, 2022, was 18.5% compared to 19.4% for the third quarter of 2021 and 18.7% for the second quarter of 2022.

•Diluted earnings per share for the quarter ended September 30, 2022, was $1.16 compared to $0.77 for the third quarter of 2021 and $1.06 for the second quarter of 2022. Adjusted diluted earnings per share for the quarter ended September 30, 2022, was $1.54 compared to $1.30 for the third quarter of 2021 and $1.50 for the second quarter of 2022.

Business Highlights: Third Quarter 2022
•Won 11 new clients in the third quarter of 2022, with six in our digital operations and solutions business and five in analytics.
•Announced a collaboration with CyberCube, a cyber risk analytics company, to jointly develop cyber insurance solutions for the property and casualty insurance industry.
•Awarded a 2022 Sustainability Gold Medal Rating by EcoVadis which places EXL in the top 5% of companies rated.
•EXL recognized as a Leader in the Everest Group Digital Platform and Augmentation Suite (DPAS) in Insurance BPS Services PEAK Matrix® Assessment 2022.
•EXL recognized as Best-in-Class in the 2022 Aité Matrix: Payment Integrity in Healthcare.

2022 Guidance
Based on current visibility, and a U.S. Dollar to Indian Rupee exchange rate of 82.50, British Pound to U.S. Dollar exchange rate of 1.12, U.S. Dollar to the Philippine Peso exchange rate of 59.0 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2022:

•Revenue of $1.39 billion to $1.40 billion, representing an increase of 24% to 25% on a reported basis, and 21% to 22% on an organic constant currency basis from 2021.

•Adjusted diluted earnings per share of $5.85 to $5.95, representing an increase of 21% to 23% from 2021.

Conference Call

ExlService Holdings, Inc. will host a conference call on Thursday, October 27, 2022, at 10:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

Please note that there is a new system to access the live call-in order to ask questions. To join the live call, please register here. A dial-in and unique PIN will be provided to join the call. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading data analytics and digital operations and solutions company that partners with clients to improve business outcomes and unlock growth. By bringing together deep domain expertise with robust data, powerful analytics, cloud, artificial intelligence (“AI”) and machine learning (“ML”), we create agile, scalable solutions and execute complex operations for the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media, and retail, among others. Focused on driving faster decision-making and transforming operating models, EXL was founded on the core values of innovation, collaboration, excellence, integrity and respect. Headquartered in New York, our team is over 43,100 strong, with more than 50 offices spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, our ability to respond to and manage public health crises, including the outbreak and continued effects of COVID-19 pandemic, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share amount and share count)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenues, net	$361,351	$290,325	$1,037,341	$826,804
Cost of revenues(1)	230,462	177,743	659,185	507,265
Gross profit(1)	130,889	112,582	378,156	319,539
Operating expenses:
General and administrative expenses	42,519	36,167	122,898	103,369
Selling and marketing expenses	23,879	21,672	72,034	59,631
Depreciation and amortization expense	14,380	12,305	42,057	36,716
Total operating expenses	80,778	70,144	236,989	199,716
Income from operations	50,111	42,438	141,167	119,823
Foreign exchange gain, net	1,504	1,171	4,683	2,958
Interest expense	(2,442)	(1,810)	(4,820)	(6,804)
Other income, net	2,261	1,721	4,498	5,346
Loss on settlement of convertible notes	—	(12,845)	—	(12,845)
Income before income tax expense and earnings from equity affiliates	51,434	30,675	145,528	108,478
Income tax expense	12,447	4,196	34,774	22,019
Income before earnings from equity affiliates	38,987	26,479	110,754	86,459
Gain from equity-method investment	108	28	365	—
Net income attributable to ExlService Holdings, Inc. stockholders	$39,095	$26,507	$111,119	$86,459
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$1.18	$0.79	$3.33	$2.57
Diluted	$1.16	$0.77	$3.28	$2.52
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings Inc. stockholders:
Basic	33,237,833	33,449,311	33,360,346	33,583,791
Diluted	33,777,749	34,305,893	33,833,637	34,336,950
(1)Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except per share amount and share count)

	As of
	September 30, 2022	December 31, 2021

Assets
Current assets:
Cash and cash equivalents	$89,262	$135,337
Short-term investments	172,889	179,430
Restricted cash	7,013	6,174
Accounts receivable, net	256,911	194,232
Other current assets	54,509	62,971
Total current assets	580,584	578,144
Property and equipment, net	79,933	86,008
Operating lease right-of-use assets	61,966	76,692
Restricted cash	1,996	2,299
Deferred tax assets, net	54,898	21,404
Intangible assets, net	69,008	81,082
Goodwill	405,781	403,902
Long-term investments	34,724	3,190
Other assets	29,838	30,183
Total assets	$1,318,728	$1,282,904
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,487	$5,647
Current portion of long-term borrowings	35,000	260,016
Deferred revenue	19,279	20,000
Accrued employee costs	92,252	114,285
Accrued expenses and other current liabilities	96,800	76,350
Current portion of operating lease liabilities	16,740	18,487
Income taxes payable, net	23,410	901
Total current liabilities	286,968	495,686
Long-term borrowings, less current portion	235,000	—
Operating lease liabilities, less current portion	54,174	68,506
Deferred tax liabilities, net	759	965
Other non-current liabilities	37,243	24,591
Total liabilities	614,144	589,748
Commitments and contingencies
ExlService Holdings, Inc. Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized, 39,798,956 shares issued and 33,051,021 shares outstanding as of September 30, 2022 and 39,508,340 shares issued and 33,291,482 shares outstanding as of December 31, 2021	40	40
Additional paid-in capital	432,492	395,742
Retained earnings	867,256	756,137
Accumulated other comprehensive loss	(154,203)	(89,474)
Total including shares held in treasury	1,145,585	1,062,445
Less: 6,747,935 shares as of September 30, 2022 and 6,216,858 shares as of December 31, 2021, held in treasury, at cost	(441,001)	(369,289)
Total stockholders’ equity	704,584	693,156
Total liabilities and stockholders’ equity	$1,318,728	$1,282,904

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on an organic constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, provision for litigation settlement, non-cash interest expense on convertible senior notes, impairment charges on acquired long-lived and intangible assets including goodwill, gains or losses on settlement of convertible senior notes, restructuring charges, effects of termination of leases, certain defined social security contributions, other acquisition-related expenses or benefits and effect of any non-recurring tax adjustments. Acquisition-related expenses or benefits include, changes in the fair value of contingent consideration, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits or losses. Our adjusted net income and adjusted diluted EPS also excludes the effects of income tax on the above pre-tax items, as applicable. The effects of income tax of each item is calculated by applying the statutory rate of the local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

The information provided on an organic constant currency basis reflects a comparison of current period results translated at the prior period currency rates and exclude the impact from an acquisition for a twelve-month period from the date of the acquisition. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee increased from 73.88 during the quarter ended September 30, 2021 to 80.01 during the quarter ended September 30, 2022, representing an appreciation of 8.3%. The average exchange rate of the U.S. Dollar against the Philippine Peso increased from 50.24 during the quarter ended September 30, 2021 to 56.63 during the quarter ended September 30, 2022, representing an appreciation of 12.7%. The average exchange rate of the British Pound against the U.S. Dollar decreased from 1.37 during the quarter ended September 30, 2021 to 1.16 during the quarter ended September 30, 2022, representing an appreciation of 15.2% against the U.S. Dollar.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended September 30, 2022 and September 30, 2021, and the three months ended June 30, 2022:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	September 30,		June 30,
	2022	2021	2022
Net Income (GAAP)	$39,095	$26,507	$35,846
add: Income tax expense	12,447	4,196	11,125
add/(subtract): Foreign exchange gain/(loss), interest expense, loss on settlement of convertible notes, effects of equity-method investment and other income, net	(1,431)	11,735	110
Income from operations (GAAP)	$50,111	$42,438	$47,081
add: Stock-based compensation expense	12,186	10,894	13,340
add: Amortization of acquisition-related intangibles	4,243	3,022	4,146
add: Other expenses (a)	169	—	217
Adjusted operating income (Non-GAAP)	$66,709	$56,354	$64,784
Adjusted operating income margin as a % of Revenues (Non-GAAP)	18.5%	19.4%	18.7%
add: Depreciation on long-lived assets	10,137	9,283	9,929
Adjusted EBITDA (Non-GAAP)	$76,846	$65,637	$74,713
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	21.3%	22.6%	21.5%

(a) To exclude certain expenses related to defined social security contribution plan in India for historical periods.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended
	September 30,		June 30,
	2022	2021	2022
Net income (GAAP)	$39,095	$26,507	$35,846
add: Stock-based compensation expense	12,186	10,894	13,340
add: Amortization of acquisition-related intangibles	4,243	3,022	4,146
add: Non-cash interest expense related to convertible senior notes	—	431	—
add: Loss on settlement of convertible senior notes	—	12,845	—
add: Effects of changes in fair value of contingent consideration (a)	—	—	1,000
add: Other expenses (b)	481	—	580
subtract: Tax impact on stock-based compensation expense (c)	(2,833)	(2,697)	(3,216)
subtract: Tax impact on amortization of acquisition-related intangibles	(994)	(699)	(971)
subtract: Tax impact on non-cash interest expense related to convertible senior notes	—	(103)	—
subtract: Tax impact on settlement of convertible senior notes (d)	—	(5,494)	—
subtract: Tax impact on other expenses	(78)	—	(92)
Adjusted net income (Non-GAAP)	$52,100	$44,706	$50,633
Adjusted diluted earnings per share (Non-GAAP)	$1.54	$1.30	$1.50

(a) To exclude the effects of changes in the fair valuation of contingent consideration related to the Clairvoyant acquisition.
(b) To exclude certain expenses related to defined social security contribution plan in India for historical periods.
(c) Tax impact includes ($92) and $528 during the three months ended September 30, 2022 and 2021 respectively, and $14 during the three months ended June 30, 2022, related to discrete benefits recognized in income tax expense in accordance with ASU No. 2016-09, Compensation - Stock Compensation.
(d) Tax impact includes deferred tax benefit of $2,400 on unamortized debt discount and issuance costs, and $3,094 of income-tax benefit on loss on settlement of convertible senior notes.

Investor Relations
Contact: Steven N. Barlow
Vice President, Investor Relations
(917) 596-7684
ir@exlservice.com

Media - US
John Roderick
J. Roderick Public Relations
631-584-2200
exl@jroderick.com

Media - UK, Europe, and APAC

Anna Price
First Light Group
+44 202 617 7240
exlteam@firstlightgroup.io

Media - India
Shailendra Singh
Vice President Corporate Communications
+91-98104-76075
shailendra.singh@exlservice.com